Exhibit 99.1

[LOGO]                                  Investor Contact:
TASKER PRODUCTS                         Joseph M. Zappulla
PRESS RELEASE                           Wall Street Consultants Corp.
                                        jzappulla@wallstreetir.com

         Tasker Products Adds Financial Executive to Board of Directors

                       New member to chair audit committee
                       and serve on compensation committee

DANBURY, Conn., August 5, 2005 -- Tasker Capital Corp. (OTC Bulletin Board:
TKER), a distributor and marketer of licensed proprietary technology that is highly effective in inhibiting pathogenic bacteria, today announced that Richard
D. Falcone, a financial executive with 30-years experience, will join its board of directors. As a member of the board, Mr. Falcone will serve as chairman of the audit committee and serve on Tasker Capital's compensation committee.

Mr. Falcone, a certified public accountant, served as chief financial officer of Bed, Bath & Beyond from 1990 to 1994, where he guided the company through its initial public offering and follow-on offering and assisted in the company's revenue growth to $800 million. He also served as Director of International Finance and Operations for Tiffany & Co. where he was instrumental in restructuring the company, completing several debt financings and its initial public offering. Mr. Falcone has also served as chief financial officer and chief operating office of NetGrocer, an online grocery and consumer product retail company, chief operating officer of National Merchants Management, a retail and distribution company with a chain of 180 book stores, and currently serves as the chief financial officer of The A Consulting Team, a publicly traded IT service and business process outsourcing company. He received his accounting degree from the University of Vermont.

Robert Appleby, president and chief executive officer of Tasker Capital said, "We are very excited to have Rich join our board. Rich has a proven track record of success in high growth, dynamic environments. His finance and operations experience in a diverse group of relating industries and his extensive knowledge of Sarbanes Oxley will be instrumental in developing Tasker's policies."

Mr. Falcone added, "Tasker's management team has worked diligently over the last year to identify, qualify and establish markets for its technology; many of which are in their final phase of development. I look forward to working closely with its board members and management team to promote shareholder interests and further establish corporate governance as the company reaches this exciting juncture."

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About Tasker Capital

Tasker Capital is a manufacturer, distributor and marketer of products using a unique, licensed patented process that utilizes a highly charged, acidified, yet stable and safe solution that enables copper sulfate, widely known for its bacteriostatic properties, to remain active throughout a wide range of pH values. The company is continuing its clinical research and development of future products in the oral care, food processing, skin care and pet products industries. Presently the company markets Close Call(TM), the world's first clinically proven anti-microbial oral hygiene breath drink. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list or to present any questions, send an email to tasker@wallstreetir.com. Additional information about Tasker is also available at www.taskerproducts.com

This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's Annual Report on Form 10-KSB as filed with SEC.